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                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement
(Form S-8 No. 333-   ) pertaining to the Fidelity National Corporation Tax
Deferred 401(K) Savings Plan of our report dated February 26, 1998, with respect to the consolidated financial statements of Fidelity National Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



ERNST & YOUNG LLP

/s/ Ernst & Young LLP

Atlanta, Georgia
June 22, 1998